UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2020

GENIUS BRANDS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-37950	20-4118216
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 N. Canon Drive, 4th Fl. Beverly Hills, CA	90210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 273-4222

________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GNUS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Entry Into Amended & Restated Employment Agreements

On December 7, 2020, Genius Brands International, Inc. (the “Company”) entered into amended and restated employment agreements with each of Andrew Heyward, the Company’s Chief Executive Officer (the “CEO Employment Agreement”), Michael Jaffa, the Company’s General Counsel and now Chief Operating Officer (the “General Counsel Employment Agreement”), and Robert Denton, the Company’s Chief Financial Officer (the “CFO Employment Agreement”) (together with Messrs. Heyward and Jaffa the “Key Employees”),.

Mr. Jaffa, 54, who previously served as General Counsel & Senior Vice President of Business Affairs of the Company since 2018, was also appointed Chief Operating Officer of the Company, effective as of December 7, 2020. Mr. Jaffa’s responsibilities as Chief Operating Officer will include overseeing the business operations of production, consumer products, global distribution, as well as the legal, human resources and diversity divisions of the Company. Mr. Jaffa will continue to oversee the business and legal operations of the Company’s digital channels. Mr. Jaffa has no family relationships with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer. Prior to joining the Company, Mr. Jaffa served as General Counsel and Head of Business Affairs of the Thoughtful Media Group, a global media and technology company, from 2017-2018, and as Head of Business Affairs for DreamWorks Animation Television, an animation studio and subsidiary of Universal Pictures, from 2013-2016. Mr. Jaffa had no direct or indirect material interest in any transaction in which the Company participated where the amount involved exceeded $120,000 over the last fiscal year, nor does he nor will he have any such interest in any such transaction that is currently proposed.

Andrew Heyward

The CEO Employment Agreement extends and modifies Mr. Heyward’s current employment agreement such that Mr. Heyward is eligible to receive, during the five year term of the CEO Employment Agreement (i) an annualized base salary of $440,000, (ii) quarterly performance bonuses of up to $55,000, and (iii) producer fees of up to $12,500 per one-half hour episode produced by the Company for up to 52 one-half hour episodes.

The CEO Employment Agreement also entitles Mr. Heyward to separation payments in certain circumstances. In the event Mr. Heyward’s employment terminates due to his death or retirement, in addition to accrued amounts, he is entitled to receive (i) any unpaid quarterly bonus for the fiscal quarter preceding the fiscal quarter in which such termination occurs and (ii) if earned, a pro-rated quarterly bonus for the fiscal quarter in which such termination occurs. In the event Mr. Heyward’s employment terminates due to his permanent disability, in addition to accrued amounts, he is entitled to receive (i) any unpaid quarterly bonus for the fiscal quarter preceding the fiscal quarter in which such termination occurs, (ii) if earned, a pro-rated quarterly bonus for the fiscal quarter in which such termination occurs and (iii) six monthly payments equal to the amount, if any, of his monthly base salary in excess of any disability benefits being received by Mr. Heyward.

Additionally, the CEO Employment Agreement contains certain restrictive covenants regarding confidential information, intellectual property, non-competition and non-solicitation. This summary of the CEO Employment Agreement is qualified in its entirety by reference to the full text of the CEO Employment Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

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Michael Jaffa

The General Counsel Employment Agreement provides Mr. Jaffa with, during the three year term of the General Counsel Employment Agreement (i) an annualized base salary of $325,000 for the first year of the term, $350,000 for the second year of the term and $375,000 for the third year of the term, (ii) discretionary annual bonuses determined in the sole discretion of the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”), and (iii) eligibility to receive renewal bonuses of $50,000 beginning within 60 days following the effective date of the General Counsel Employment Agreement and each anniversary thereafter during the term, subject to Mr. Jaffa’s continued employment.

The General Counsel Employment Agreement also entitles Mr. Jaffa to separation payments in certain circumstances. In the event Mr. Jaffa’s employment terminates due to his death or retirement, in addition to accrued amounts, he is entitled to receive any unpaid annual bonus for the fiscal year preceding the fiscal year in which such termination occurs. In the event Mr. Jaffa’s employment terminates due to his permanent disability, in addition to accrued amounts, he is entitled to receive (i) any unpaid annual bonus for the fiscal year preceding the fiscal year in which such termination occurs, and (iii) two monthly payments equal to the amount, if any, of his monthly base salary in excess of any disability benefits being received by Mr. Jaffa.

Additionally, the General Counsel Employment Agreement contains certain restrictive covenants regarding confidential information, intellectual property, non-competition and non-solicitation. This summary of the General Counsel Employment Agreement is qualified in its entirety by reference to the full text of the General Counsel Employment Agreement, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Robert Denton

The CFO Employment Agreement provides Mr. Denton with, during the one year term of the CFO Employment Agreement (i) an annualized base salary of $300,000, (ii) discretionary annual bonuses determined in the sole discretion of the Compensation Committee, and (iii) eligibility to receive renewal bonuses of $50,000 beginning within 60 days following the effective date of the CFO Employment Agreement and continuing on each anniversary thereafter during the term, subject to Mr. Denton’s continued employment.

The CFO Employment Agreement also entitles Mr. Denton to separation payments in certain circumstances. In the event Mr. Denton’s employment terminates due to his death or retirement, in addition to accrued amounts, he is entitled to receive any unpaid annual bonus for the fiscal year preceding the fiscal year in which such termination occurs. In the event Mr. Denton’s employment terminates due to his permanent disability, in addition to accrued amounts, he is entitled to receive (i) any unpaid annual bonus for the fiscal year preceding the fiscal year in which such termination occurs, and (ii) two monthly payments equal to the amount, if any, of his monthly base salary in excess of any disability benefits being received by Mr. Denton.

Additionally, the CFO Employment Agreement contains certain restrictive covenants regarding confidential information, intellectual property, non-competition and non-solicitation. This summary of the CFO Employment Agreement is qualified in its entirety by reference to the full text of the CFO Employment Agreement, which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

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Key Employee Equity Grants

On December 7, 2020, the Compensation Committee approved (i) a form of award agreement for the grant of non-qualified stock options (“Options”) (the “Form Option Grant”) and (ii) a form of award agreement for the grant of restricted stock units (“RSUs”) (the “Form RSU Grant”) in each case, which the Company may use to grant awards to certain eligible individuals pursuant to the Genius Brands International, Inc. 2020 Incentive Plan, as amended (the “Incentive Plan”).

The foregoing descriptions of the Form Option Grant and Form RSU Grant are qualified in their entirety by reference to the full text of each such agreement, which are attached hereto as Exhibit 10.4 and Exhibit 10.5, respectively.

On the same date, the Compensation Committee approved awards under the Incentive Plan to the Key Employees (the “Key Employee Equity Grants”). The Key Employee Equity Grants were each granted pursuant to the Form Option Grant and Form RSU Grant, as applicable, except as described below.

The Options granted to Messrs. Heyward were fully vested on the date of grant. The Options granted to Mr. Jaffa and Mr. Denton were partially vested on the date of grant, and vest with respect to the unvested amounts in substantially equal installments on the first three anniversaries of the grant date, subject to continued employment. One-half of the RSUs granted to Mr. Heyward vest over time subject to Mr. Heyward’s continued employment, and one-half vest in equal installments on the first, second, third and fourth anniversaries of the date of grant, subject to the achievement of certain performance criteria, to be determined by the Compensation Committee, and subject to Mr. Heyward’s continued employment. The RSUs granted to Mr. Jaffa and Mr. Denton vest in three equal installments on the first three anniversaries of the date of grant, subject to continued employment. Any unvested Options or RSUs held by an applicable Key Employee will vest upon the Key Employee’s termination of employment without Cause or resignation for Good Reason, each as defined in the Form Option Grant and Form RSU Grant agreement. Provided, however, for Mr. Denton, only unvested Options and RSUs that would have otherwise vested during the then current term of the CFO Employment Agreement will vest upon Mr. Denton’s termination of employment without Cause or resignation for Good Reason, each as defined in the Form Option Grant and Form RSU Grant.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description
10.1	Amended and Restated Chief Executive Officer Employment Agreement between Genius Brands International, Inc. and Andrew Heyward, dated December 7, 2020.
10.2	Amended and Restated General Counsel Employment Agreement between Genius Brands International, Inc. and Michael Jaffa, dated December 7, 2020.
10.3	Amended and Restated Chief Financial Officer Employment Agreement between Genius Brands International, Inc. and Robert Denton, dated December 7, 2020.
10.4	Form of Restricted Stock Unit Agreement Pursuant to the Genius Brands International, Inc. 2020 Incentive Plan.
10.5	Form of Stock Option Grant Notice Pursuant to the Genius Brands International, Inc. 2020 Incentive Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENIUS BRANDS INTERNATIONAL, INC.

Date: December 11, 2020	By:	/s/ Andy Heyward
	Name:	Andy Heyward
	Title:	Chief Executive Officer

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